Exhibit 99.1

NeuroNOS Granted FDA Orphan Drug Designation for Glioblastoma, the Most Common and Deadliest Primary Malignant Brain Cancer in Adults

BOSTON, 08-September-2025 (GLOBE NEWSWIRE) - NeuroNOS, a biopharmaceutical company focused on developing treatments for neurological disorders and neuro-oncology, and a subsidiary of Beyond Air (NASDAQ: XAIR), today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation (ODD) to its lead investigational therapy, BA-101, for the treatment of Glioblastoma (GBM).

GBM is an aggressive primary brain tumor with limited treatment options and poor prognosis under current standard-of-care approaches. While surgery, radiation, and temozolomide are standard of care and can extend survival, they are not considered curative in glioblastoma. Median survival is less than 12 months with two and five-year survival being less than 20% and 10%, respectively.

“We are pleased to receive orphan drug designation from the FDA for the treatment of glioblastoma. This is our second orphan drug designation and further highlights our mission to bring targeted therapies to individuals and families affected by rare neurological conditions, while also marking our entrance into oncology,” said Amir Avniel, CEO of NeuroNOS. “Glioblastoma is one of the most common and deadliest brain cancers in adults, however, patients have seen little improvement in treatment options over the past several decades. Emerging industry research shows that NO is an important modulator of biological therapy response in Glioblastoma. We believe this data and the urgent unmet medical need have highlighted the opportunity for our groundbreaking science to develop small molecule therapies that balance nitric oxide levels in the brain. We believe an NO inhibition strategy has the potential to transform outcomes for patients.”

The FDA grants ODD to drugs and biologics that are intended for safe and effective treatment, diagnosis or prevention of rare diseases or disorders that affect fewer than 200,000 people in the U.S. ODD provides certain incentives, such as tax credits toward the cost of clinical trials upon approval and prescription drug user fee waivers. If a product receives Orphan Drug Status from the FDA, that product is entitled to seven years of market exclusivity for the disease in which it has ODD, which is independent from intellectual property protection.

“Glioblastoma represents a profound unmet need,” said Prof. Haitham Amal, CSO of NeuroNOS. “Our published papers and unpublished data showed a strong link between NO and GBM”. Prof. Amal continues, “We are committed to working closely with regulators, investigators, patient groups, and foundations to accelerate development of BA-101 toward first-in-human studies.”

About Glioblastoma

Glioblastoma (GBM) is the most common and aggressive malignant primary brain tumor in adults. Despite surgery, radiation, and chemotherapy (typically temozolomide), median survival is measured in months. Dysregulated nitric oxide (NO) signaling and aberrant nitric oxide synthase (NOS) activity—including neuronal NOS (nNOS)—have been implicated in GBM biology, supporting tumor proliferation, invasiveness, angiogenesis, and therapy resistance. Preclinical studies report that NOS inhibition, including nNOS-targeting compounds, can reduce GBM cell proliferation and tumor growth and may enhance responses to temozolomide in model systems.

About NeuroNOS

NeuroNOS is at the forefront of developing innovative treatments for neurodevelopmental and neurodegenerative disorders. The company specializes in creating therapies based on small molecules that cross the blood-brain barrier to regulate Nitric Oxide (NO) levels in the brain. Preclinical studies conducted by NeuroNOS have demonstrated that NO is present at elevated levels in children with Autism Spectrum Disorder (ASD) and adults suffering from brain-related diseases such as Alzheimer’s and brain cancers. The company’s research has shown that managing NO levels in the brain is crucial for maintaining normal brain function. By leveraging this groundbreaking science, NeuroNOS aims to bring transformative therapies to those affected by these challenging conditions, ultimately improving individuals’ lives. Through collaborations with leading research institutions and experts in the field, the company is committed to advancing medical innovation and delivering life-changing treatments. For more information, please visit https://www.neuro-nos.com

About Beyond Air, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous Nitric Oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The company has received FDA approval for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections, such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the company has partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of Autism Spectrum Disorder (ASD) and other neurological disorders. In addition, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About the Hebrew University of Jerusalem (HUJI)

The Hebrew University of Jerusalem is Israel’s leading academic and research institution. Serving 24,000 students from 80 countries, it produces a third of Israel’s civilian research and is ranked 12th worldwide in biotechnology patent filings and commercial development. Faculty and alumni of the Hebrew University have won eight Nobel Prizes and a Fields Medal. For more information about the Hebrew University, please visit http://new.huji.ac.il/en.

About Yasim

Yissum is the technology transfer company of the Hebrew University of Jerusalem. Founded in 1964, it serves as a bridge between cutting-edge academic research and a global community of entrepreneurs, investors, and industry. Yissum’s mission is to benefit society by converting extraordinary innovations and transformational technologies into commercial solutions that address our most urgent global challenges. Yissum has registered over 11,500 patents globally, licensed over 1,140 technologies and has spun out more than 245 companies. Yissum’s business partners span the globe and include companies such as Boston Scientific, ICL, Merck and many more. For further information please visit www.yissum.co.il.

Forward Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those related to the completion of the offering, risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air undertakes no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

YOU NEED AN INVESTOR RELATIONS CONTACT OF SOME SORT. I SUGGEST, IF YOU ARE NOT GOING TO USE LIFESCI, THAT YOU PUT AMIR’S NAME HERE AND USE A GENERAL IR EMAIL RATHER THAN AMIR’S DIRECT EMAIL